OUTSOURCING SOLUTIONS INC.

                 NON-QUALIFIED STOCK OPTION AWARD AGREEMENT [C]

               This Agreement (the "Agreement"), dated [ ] , 1996, is made between Outsourcing Solutions Inc. (the "Company") and Timothy G. Beffa (the "Optionee"). All capitalized terms that are not defined herein shall have the meaning as defined in the Outsourcing Solutions Inc. 1995 Stock Option and Stock Award Plan, as amended (the "Plan"). References to "he," "him," and "his" shall mean the feminine form of such terms, when applicable.

                              W I T N E S S E T H :
               1. Grant of Option. Pursuant to the provisions of the Plan, the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company, all or any part of an aggregate of 41,555.21 shares of $0.01 par value common stock of the Company (the "Stock") at a per share purchase price equal to $12.50 (the "Option"), such Option to be exercisable as hereinafter provided. The Option shall not be treated as an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended.
               2. Terms and Conditions. It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:

               (a) Expiration Date. The Option shall expire ten (10) years after the date indicated above.

               (b) Exercise of Option. Subject to the other terms of this Agreement and the Plan, the Option may be exercised on or after the date which is eight years from the date hereof; provided, however, that notwithstanding any other provision of this Agreement, the Option shall only be cumulatively exercisable with respect to an aggregate number of shares of Stock equal to 2.5% of the number of shares of Stock, if any, issued by the Company from time to time, prior to the expiration date of the Option, upon conversion by the holders thereof of the Company's Preferred Stock and provided further that, subject to the preceding clause, such Option shall become exercisable (i) with respect to fifty percent (50%) of the shares of Stock subject to the Option on or after the satisfaction by the Company of such reasonable performance targets as are established in good faith by the Committee or the Board in writing on or before December 31 of each year for the next succeeding year, as set forth in a resolution of the Committee or the Board (as applicable), as to that percentage of the total shares of Stock covered by this Option set forth on Schedule I attached hereto and (ii) with respect to the remaining fifty percent (50%) of the shares of Stock subject to the Option upon the occurrence of a Liquidation Event, as defined on Schedule I attached hereto, subject to the achievement by the Company of internal rate of return targets as set forth on such Schedule I, plus any shares of Stock as to which the Option could have been exercised prior to satisfaction of such conditions in (i) and/or (ii) in a particular year (if any) but was not so exercised. Notwithstanding the foregoing, the Option shall become fully exercisable as to those shares of Stock referred in clause (i) above immediately upon the occurrence of a Change in Control (as defined in Section 3 below).

               Any exercise of all or any part of this Option shall be accompanied by a written notice to the Company specifying the number of shares of Stock as to which the Option is being exercised. Notation of any partial exercise shall be made by the Company on Schedule II attached hereto.

               (c) Consideration. At the time of any exercise of the Option, the purchase price of the shares of Stock as to which the Option shall be exercised shall be paid to the Company (i) in cash, (ii) with Stock already owned for at least eight months by the Optionee having a total fair market value, as determined in accordance with Section 6(a) of the Plan ("Fair Market Value"), equal to the purchase price of such Stock, or (iii) a combination of cash and Stock (such Stock having already been owned for at least eight months by the Optionee) having a total Fair Market Value, as so determined, equal to the purchase price of such Stock.

               (d) Exercise Upon Death, Disability or Termination of Employment.
(i) In the event of the death of the Optionee while an employee of the Company or a subsidiary of the Company, the Option, to the extent such Option would be exercisable in accordance with Section 2(b) hereof as of the date of his death, may be immediately exercised after his death by the legal representative of the Optionee's estate or by the legatee of the Optionee under his last will for a period of two years from the date of his death or until the expiration of the stated period of the Option, whichever period is the shorter.

               (ii) If the Optionee's employment with the Company or a subsidiary of the Company shall terminate by reason of permanent disability (as defined in the last sentence of this Section 2(d)(ii)), his Option, to the extent exercisable in accordance with Section 2(b) hereof as of the date of such termination, may be immediately exercised after such termination of employment but may not be exercised after the expiration of the period of one year from the date of such termination of employment or of the stated period of the Option, whichever period is the shorter; provided, however, that if the Optionee dies within a period of one year from the date of such termination of employment, any unexercised Option, to the extent exercisable in accordance with Section 2(b) hereof as of the date of such termination, may be exercised after his death by the legal representative of his estate or by the legatee of the Optionee under his last will until the expiration of the period of two years from the date of his death or of the stated period of the Option, whichever period is the shorter. For purposes of this Agreement, "permanent disability" shall mean an inability (as determined by the Committee) to perform duties and services as an employee of the Company or a subsidiary of the Company by reason of a medically determinable physical or mental impairment, supported by medical evidence, which can be expected to last for a continuous period of not less than eight (8) months.

               (iii) If (A) the Company or a subsidiary of the Company terminates the Optionee's employment with the Company or such subsidiary and such termination is not "for cause" (as defined in Section 2.5(d) of the Stockholders Agreement, dated as of September 21, 1995, as amended and restated on January 10, 1996 and on February 16, 1996 and as may be further amended from time to time, by and among Outsourcing Solutions Inc., the MDC Entities (as defined therein), APT (as defined therein), the Management Stockholders (as defined therein) and the Non-Management Stockholders (as defined therein) (as amended, the "Stockholders Agreement")) or (B) the Optionee terminates employment with the Company or such subsidiary for "good reason" (as defined in Section 2.5(c) of the Stockholders Agreement), the Optionee's Option, to the extent such Option would have been exercisable in accordance with Section 2(b) hereof as of the date of such termination, may thereafter be immediately exercised but may not be exercised after the expiration of the period of one year from the date of such termination of employment or of the stated period of the Option, whichever period is the shorter; provided, however, that if the Optionee dies within a period one year from the date of such termination of employment, any unexercised Option, to the extent such Option would have been exercisable in accordance with Section 2(b) hereof as of the date of such termination, may thereafter be exercised by the legal representative of his estate or by the legatee of the Optionee under his last will until the expiration of the period of two years from the date of his death or of the stated period of the Option, whichever period is the shorter.

               (iv) If the Optionee's employment with the Company or a subsidiary of the Company is terminated by reason of the Optionee's retirement after attaining both five (5) years of continuous service with the Company or a subsidiary of the Company and 59 1/2 years of age, to the extent exercisable in accordance with Section 2(b) hereof as of the date of such termination, such Option may thereafter be immediately exercised but may not be exercised after the expiration of the period of two (2) years from the date of such termination of employment or of the stated period of the Option, whichever period is the shorter; provided, however, that if the Optionee dies within a period of two (2) years from the date of such termination of employment, any unexercised Option, to the extent exercisable in accordance with Section 2(b) hereof as of the date of such termination, may thereafter be exercised by the legal representative of his estate or by the legatee of the Optionee under his last will until the expiration of the period of two years from the date of his death or of the stated period of the Option, whichever period is the shorter.

               (v) If the Optionee's employment is terminated by the Company or a subsidiary of the Company "for cause" (as defined in Section 2.5(d) of the Stockholders Agreement) or if the Optionee's employment is terminated for any reason not described in this Section 2(d), the Optionee's Option shall terminate on the date of such termination.

               (e) Nontransferability. This Option shall not be transferable other than by will or by the laws of descent and distribution.

               (f) Withholding Taxes. If required by applicable law, the Optionee shall be required to pay withholding taxes, if any, to the Company in cash at the time of receipt of Stock upon the exercise of all or any part of this Option; provided, however, tax withholding obligations may be met by the withholding of Stock otherwise deliverable to the Optionee pursuant to procedures approved by the Committee; provided further, however, the amount of Stock so withheld shall not exceed the minimum required withholding obligation. In no event shall Stock be delivered to any Optionee until he has paid to the Company in cash the amount of tax required to be withheld by the Company under applicable law, if any, or has elected to have such tax withholding obligations, if any, met by the withholding of Stock in accordance with procedures approved by the Committee.

               (g) No Rights as Stockholder. The Optionee shall have no dividend rights or any other rights as a stockholder with respect to any shares of Stock subject to the Option until he has given written notice of exercise of the Option and paid in full for such shares.

               (h) No Right to Continued Employment. This Option shall not confer upon the Optionee any right with respect to continuance of employment by the Company or a subsidiary of the Company, nor shall it interfere in any way with the right of the Company or such a subsidiary to terminate his employment at any time.

               (i) Inconsistency with Plan. Notwithstanding any provision herein to the contrary, this Option provides the Optionee with no greater rights or claims than are specifically provided for under the Plan. If and to the extent that any provision contained herein is inconsistent with the Plan, the Plan shall govern.

               (j) Compliance with Laws, Regulations, Stockholders Agreement, Etc. This Option and the obligation of the Company to sell and deliver shares of Stock hereunder, shall be subject to (i) all applicable federal and state laws, rules and regulations, (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its sole discretion, determine to be necessary or applicable and (iii) the terms of the Stockholders Agreement in all respects. Moreover, this Option may not be exercised if its exercise, or the receipt of shares of Stock pursuant thereto, would be contrary to applicable law.

               3. Change in Control. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if a "Sale of the Business," as defined in and contemplated by Section 2.4 of the Stockholders Agreement shall have occurred.

               4. Investment Representation. If at the time of exercise of all or part of this Option the Stock is not registered under the Securities Act of 1933, as amended (the "Securities Act"), and/or there is no current prospectus in effect under the Securities Act with respect to the Stock, the Optionee shall execute, prior to the issuance of any shares of Stock to the Optionee by the Company, an agreement (in such form as the Committee may specify) in which the Optionee represents and warrants that the Optionee is purchasing or acquiring the shares acquired under this Agreement for the Optionee's own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any of such shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Optionee shall, prior to any offer for sale or sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Committee, from counsel for or approved by the Committee, as to the applicability of such exemption thereto.

               5. Disposition of Stock. Any shares of Stock received by the Optionee upon exercise of this Option (or any interest or right in such shares) cannot be sold, assigned, pledged or transferred in any manner except as permitted by the Stockholders Agreement.

               6. Optionee Bound by Plan; Stockholders Agreement. The Optionee hereby acknowledges receipt of a copy of the Plan and the Stockholders Agreement and agrees to be bound by all of the terms and provisions thereof, including the terms and provisions adopted after the granting of this Option but prior to the complete exercise hereof, subject to the last paragraph of Section 16 of the Plan as in effect on the date hereof.

               7. Notices. Any notice hereunder to the Company shall be addressed to it at c/o McCown De Leeuw & Co., 101 East 52nd Street, 31st Floor, New York, New York 10022, Attention: David King, and any notice hereunder to the Optionee shall be addressed to him at 2015 Kings Pointe Drive, St. Louis, Missouri 63005, subject to the right of either party to designate at any time hereafter in writing some other address.

               8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

               9.   Counterparts.   This  Agreement  has  been executed  in  two
counterparts each of which shall constitute one and the same instrument.

               IN WITNESS WHEREOF, Outsourcing Solutions Inc. has caused this Agreement to be executed by an appropriate officer and the Optionee has executed this Agreement, both on the day and year first above written.

               OUTSOURCING SOLUTIONS INC.

               By:
                  ---------------------------------

               Title:
                     ------------------------------

OPTIONEE


                           (L.S.)
---------------------------

                                                                      SCHEDULE I

Subject to paragraph (b) of Section 2 of the Agreement, the Option will vest and become exercisable in accordance with paragraph (1) below with respect to fifty percent (50%) of the shares of Stock subject to the Option and the Option will vest and become exercisable in accordance with paragraph (2) below with respect to the remaining fifty percent (50%) of the shares of Stock subject to the Option.

               (1) With  respect  to 50% of the  shares of Stock  subject to the
Option: Subject to the achievement of annual performance targets established by the Board of Directors of the Company (the "Board") or the Committee (as defined in the Agreement) in consultation with management, this portion of the Option will vest evenly on an annual basis over five (5) years beginning on the date of the Agreement, i.e., with respect to 20% of the total number of shares subject to this portion of the Option in each year (the "Annual Option Allocation").

50% of the Annual Option Allocation not vested in any year would be subject to catch-up vesting in the immediately following year, based upon the achievement of the performance targets applicable to such immediately following year, and to the extent such Annual Option Allocation does not vest in such immediately following year, it shall be forfeited and the Option shall never be exercisable with respect to the shares covered by such unvested portion of such Annual Option Allocation; provided, however, that, notwithstanding the foregoing, the Option may become exercisable with respect to such shares to the extent otherwise provided in paragraph (b) of Section 2 of the Agreement.

               (2) With  respect  to 50% of the  shares of Stock  subject to the
Option: This portion of the Option will vest upon the occurrence of a "Liquidation Event" (as defined below), subject to the achievement by the Company of McCown De Leeuw & Co. ("MDC") internal rate of return ("IRR") targets according to the schedule set forth below :

================================================================================
                                         Year
             -------------------------------------------------------------------
                           1           2            3         4          5
             -------------------------------------------------------------------
             25.00%      0.00%       0.00%        0.00%     20.00%     40.00%
             -------------------------------------------------------------------
             30.00%      0.00%       0.00%       20.00%     40.00%     60.00%
             -------------------------------------------------------------------
MDC IRR*     35.00%      0.00%      20.00%       40.00%     60.00%     80.00%
             -------------------------------------------------------------------
             40.00%     20.00%      40.00%       60.00%     80.00%    100.00%
             -------------------------------------------------------------------
             45.00%     40.00%      60.00%       80.00%    100.00%
             -------------------------------------------------------------------
             50.00%     60.00%      80.00%      100.00%
             -------------------------------------------------------------------
             55.00%     60.00%     100.00%
             -------------------------------------------------------------------
             75.00%     80.00%
             -------------------------------------------------------------------
             100.00%    100.00%
             ===================================================================
             *After giving effect to exercise of management options.
             ===================================================================

For purposes of this Agreement, "Liquidation Event" shall mean a sale by MDC of any of its shares of common stock of the Company to an unaffiliated third party (including, without limitation, in a public offering). Upon a Liquidation Event in which MDC sells less than all of its shares of common stock of the Company, this portion of the Option will partially vest and become exercisable, in accordance with the foregoing schedule, on a ratable basis based upon the proportion of MDC shares sold in the Liquidation Event relative to the total number of shares owned by MDC immediately prior to the Liquidation Event.

                                                                     SCHEDULE II




                        NOTATIONS AS TO PARTIAL EXERCISE



--------------- --------------- ---------------- ---------------- --------------
                   Number of       Balance of
    Date of        Purchased       Shares on        Authorized       Notation
    Exercise        Shares           Option         Signature          Date
--------------- --------------- ---------------- ---------------- --------------

--------------- --------------- ---------------- ---------------- --------------

--------------- --------------- ---------------- ---------------- --------------

--------------- --------------- ---------------- ---------------- --------------

--------------- --------------- ---------------- ---------------- --------------

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               This  STOCK   OPTION   AMENDMENT   AGREEMENT   (this   "Amendment
Agreement"), dated as of June 3, 1999, is made by and among OUTSOURCING SOLUTIONS INC., a Delaware corporation (the "Company"), and Timothy G. Beffa (the "Optionee").

                                W I T N E S S E T H :
                                - - - - - - - - - -


               WHEREAS, the Optionee is a common law employee of the Company;


               WHEREAS, the Optionee is the holder of an outstanding option (the "Option") to purchase an aggregate of 41,555.21 shares of $0.01 par value common stock of the Company ("Stock") awarded pursuant to the Outsourcing Solutions Inc. (formerly OSI Holdings Corp.) 1995 Stock Option and Stock Award Plan, as amended (the "Plan"), and that certain Agreement, dated March 14, 1997, between the Company and the Optionee (the "Option Agreement"); and

               WHEREAS, the parties hereto desire to amend the terms and conditions of the Option Agreement to modify the exercise terms thereof as hereinafter set forth.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

               Section 1. Amendment of Option Agreement. The Option Agreement shall be and hereby is amended by: (a) deleting Schedule I of the Option Agreement in its entirety and re-designating Schedule II as Schedule I of the Option Agreement, and (b) deleting paragraph (b) of Section 2 of the Option Agreement in its entirety and inserting the following in lieu thereof:

                      "(b) Exercise of Option. (i) Subject to the other terms of the Agreement and the Plan, the Option may be exercised on or after the dates indicated below as to that percentage of the total shares of Stock subject to the Option as set forth below opposite each such date, plus any shares of Stock as to which the Option could have been exercised previously, but was not so exercised:

                    Date                               Percentage
                    ----                               ----------
                June 3, 1999                               50%
               March 14, 2000                              25%
               March 14, 2001                              25%


               (ii) Notwithstanding the foregoing provisions of Section 2(b)(i) hereof, but subject to Section 2(a) and 2(d) hereof, immediately prior to a "Change in Control," as hereinafter defined, the Option may be exercised with respect to all or any portion of the total number of shares of Stock covered by the then unexercised Option.

               (iii) Any exercise of all or any part of the Option shall be accompanied by a written notice to the Company specifying the whole number of shares of Stock as to which the Option is being exercised. Upon the valid exercise of all or any part of the Option, a certificate (or certificates) for the number of shares of Stock with respect to which the Option is exercised shall be issued in the name of the Optionee, subject to the other terms and conditions of the Agreement and the Plan. Notation of any partial exercise shall be made by the Company on Schedule I attached hereto."

               Section 2. Optionee Bound by Plan. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and provisions of the Plan and the Option Agreement, as amended hereby, including, without limitation, the terms and provisions of the Plan and the amended Option Agreement adopted after the date hereof.

               Section 3. Not a Contract of Employment. This Amendment Agreement shall not be deemed to constitute a contract of employment between the Optionee and the Company or its subsidiaries or affiliates, nor shall any provision hereof restrict the right of the Company and/or its subsidiaries or affiliates to discharge the Optionee, or restrict the right of the Optionee to terminate his employment with the Company or its subsidiaries or affiliates, subject to any employment agreement currently or hereafter in effect between the Optionee and the Company and/or any such subsidiary or affiliate.

               Section 4. Successors and Assigns. This Amendment Agreement shall be binding upon and inure to the benefit of the Optionee and his legal representatives, executors, administrators, heirs, distributees and legatees and shall be binding upon and inure to the benefit of the Company, and any subsidiary or affiliate, and any successor organizations, to any of the foregoing which may employ the Optionee.

               Section 5. Governing Law; Severability. This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. If, under such law, any portion of this Amendment Agreement is at any time deemed to be in conflict with any applicable statute, rule, judicial interpretation binding on the parties, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Amendment Agreement; and the invalidity of any such portion shall not affect the force, effect and validity of the remaining portions hereof.

               Section 6. Stockholder Approval. This Amendment Agreement shall become effective on the date it is approved by more than seventy-five percent
(75%) of the voting power of the Company's outstanding stock, and, if such approval is not obtained prior to December 31, 1999, this Amendment Agreement shall thereupon automatically be canceled and deemed to have been null and void ab initio.

               Section 7. Miscellaneous. Except as expressly amended hereby, the terms and conditions of the Option Agreement shall remain unchanged and in full force and effect. No term or provision of this Amendment Agreement may be amended, changed, waived, discharged or terminated orally, but may only be amended, changed, waived, discharged or terminated by an instrument in writing executed by each of the parties to this Amendment Agreement. Section headings of this Amendment Agreement are for convenience of reference only and shall not be considered a part of this Amendment Agreement. This Amendment Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have signed this Amendment Agreement as of the day and year first written above.

                              OUTSOURCING SOLUTIONS, INC.



                                  By:
                                     ------------------------------
                                  Name:  Eric R. Fencl
                                  Title: Vice President & General Counsel




                              OPTIONEE

                                  Timothy G. Beffa